UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2010
Date of Report (Date of earliest event reported)

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	.	14120-0748
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (716) 694-0800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2010, the Board of Directors of Taylor Devices, Inc. voted unanimously to enter into a share repurchase agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") under which the Company will repurchase shares of its common stock.  The Board authorized Douglas P. Taylor, the Registrant's President and Chief Executive Officer, to use approximately $500,000 of Registrant's cash on hand to repurchase shares of its outstanding common stock, $.025 par value ("Shares") through open-market purchases.  Purchases may be made from time to time, commencing on the date of this report until November 5, 2011, at the then current market price of the Shares.  Repurchases will be made by MLPF&S for the benefit of the Registrant.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99	Press release dated November 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR DEVICES, INC.
(registrant)

Date: November 5, 2010	By: /s/ Douglas P. Taylor
Douglas P. Taylor, President
and Chief Executive Officer